UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2013

KaloBios Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35798	77-0557236
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

260 East Grand Avenue

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 243-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2013, KaloBios Pharmaceuticals, Inc. (the “Company”) entered into Amendment No. One (the “Amendment”) to its Loan and Security Agreement, dated as of September 5, 2012, with MidCap Financial SBIC, LP (“MidCap”) to (i) require the Company to draw down the third tranche of $5,000,000 and (ii) extend the date by which the Company must draw down the third tranche of $5,000,000 from June 30, 2013 to May 30, 2014. In addition, pursuant to the terms of the Amendment, the principal payments for the third tranche shall begin on the later of January 1, 2014 or the first day of the month after the Company draws down the third tranche.

The foregoing description of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Amendment, the Company issued a warrant (the “Warrant”) to MidCap to purchase up to 49,548 shares of the Company’s Common Stock with an exercise price of $12.11 per share. The Warrant is immediately exercisable and expires on June 19, 2023. The Company issued the Warrant in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 in connection with the Warrant is incorporated in this Item 3.02 by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 19, 2013, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A and filed with the Securities and Exchange Commission on April 29, 2013. Only stockholders of record as of the close of business on April 22, 2013, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 24,148,315 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The tabulation of the stockholders votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of eight directors to hold office until the 2014 annual meeting of stockholders and until his or her successor is elected and qualified:

NAME	FOR	WITHHELD	BROKER NON-VOTES
David W. Pritchard	13,478,851	4,271	1,351,393
James I. Healy, M.D., Ph.D.	12,964,406	518,716	1,351,393
Denise Gilbert, Ph.D.	13,478,285	4,837	1,351,393
Dennis Henner, Ph.D.	13,477,640	5,482	1,351,393
Ted W. Love, M.D.	13,210,863	272,259	1,351,393
Gary Lyons	12,973,502	509,620	1,351,393
Brigitte Smith	13,478,851	4,271	1,351,393
Raymond M. Withy, Ph.D.	13,106,902	376,220	1,351,393

Proposal 2: The ratification of the appointment, by the audit committee of the Board of Directors, of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2013

FOR	AGAINST	ABSTENTIONS
14,832,244	1,971	300

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed as part of this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description

10.1	Amendment No. One to Loan and Security Agreement, by and between KaloBios Pharmaceuticals, Inc. and MidCap Financial SBIC, LP, dated as of June 19, 2013.

10.2	Warrant to Purchase Stock, by and between KaloBios Pharmaceuticals, Inc. and MidCap Financial SBIC, LP, dated as of June 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KaloBios Pharmaceuticals, Inc.

By:	/s/ David W. Pritchard
David W. Pritchard
Chief Executive Officer

Dated: June 24, 2013